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                                                                    EXHIBIT 23.5

                        CONSENT OF ABN AMRO INCORPORATED

     We hereby consent to the references to our firm under the captions "SUMMARY -- The Merger -- Opinion of ECI's Financial Advisor," "THE MERGER -- Background of the Merger," and "THE MERGER -- Opinion of ECI's Financial Advisor" in the Proxy Statement/Prospectus, each included in the Registration Statement on Form S-4 relating to the proposed merger of SCI Delaware Funeral Services, Inc., a Delaware corporation and a wholly owned subsidiary of Service Corporation International, a Texas corporation, with and into Equity Corporation international, a Delaware corporation, and to the inclusion of our opinion letter as Appendix B to the Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          ABN AMRO Incorporated


November 20, 1998                         By: /s/ ABN AMRO Incorporated
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